Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Wisconsin Capital Funds, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Wisconsin Capital Funds, Inc. for the period ended March 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Wisconsin Capital Funds, Inc. for the stated period.

/s/Thomas G. Plumb Thomas G. Plumb Principal Executive Officer, Wisconsin Capital Funds, Inc.	/s/Timothy R. O’Brien Timothy R. O’Brien Principal Financial Officer, Wisconsin Capital Funds, Inc.
Dated: May 19, 2011	Dated: May 19, 2011

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Wisconsin Capital Funds, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to such Section.  The certification shall not be deemed to be incorporated by reference into such Form N-CSR or any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature as it appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Wisconsin Capital Funds, Inc. and will be retained by Wisconsin Capital Funds, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.